Exhibit 99(c)

                         FIFTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Fifth Amendment") is made as of the 18th day of February, 2005, by and between CULP, INC., a North Carolina corporation (together with its successors and permitted assigns, the "Borrower") and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly, Wachovia Bank, N.A.), a national banking association, as Agent and as a Bank (together with its endorsees, successors and assigns, the "Bank").

                                   BACKGROUND
                                   ----------

     The Borrower and the Bank entered into an Amended and Restated Credit Agreement, dated as of August 23, 2002, as amended by Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment"), dated as of June 3, 2003, by Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment"), dated as of August 23, 2004, and by Fourth Amendment to Amended and Restated Credit Agreement ("Fourth Amendment"), dated as of December 7, 2004 (it being acknowledged by the parties hereto that the proposed First Amendment to Amended and Restated Credit Agreement, which had been under discussion in March 2003, was never executed by the parties and is of no force or effect; otherwise, such agreement, as amended by the Second Amendment, Third Amendment and Fourth Amendment and as it may be further amended, restated, supplemented and/or modified, shall be referred to herein as the "Credit Agreement"). Terms used herein and not herein defined shall have the meanings given to them in the Credit Agreement.

     The Borrower has now requested another amendment to the provisions of the Credit Agreement, which the Bank is willing to accommodate subject to the terms, provisions and conditions set forth in this Fifth Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

     1. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) Section 5.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     SECTION 5.19. Interest and Leases Coverage. At the end of each Fiscal Quarter beginning with the third Fiscal Quarter of Fiscal Year 2005, the Interest and Leases Coverage Ratio shall not be less than 1.25 to 1.0.

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     2. Further Assurances. The Borrower will execute such confirmatory instruments, if any, with respect to the Credit Agreement and this Fifth Amendment as the Bank may reasonably request.

     3. Ratification by Borrower. The Borrower ratifies and confirms all of its representations, warranties, covenants, liabilities and obligations under the Credit Agreement (except as expressly modified by this Fifth Amendment) and agrees that: (i) except as expressly modified by this Fifth Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein; and (ii) the Borrower has no right of setoff, counterclaim or defense to payment of its obligations under the Credit Agreement. The Borrower and the Bank agree that this Fifth Amendment shall not be construed as an agreement to extinguish the Borrower's obligations under the Credit Agreement or the Notes and shall not constitute a novation as to the obligations of the Borrower under the Credit Agreement or the Notes. The Bank hereby expressly reserves all rights and remedies it may have against all parties who may be or may hereafter become secondarily liable for the repayment of the obligations under the Credit Agreement or the Notes.

     4. Amendments. This Fifth Amendment may not itself be amended, changed, modified, altered, or terminated without in each instance the prior written consent of the Bank. This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

     5. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     6. Credit Agreement Modification Fee. The Borrower shall pay to the Bank on the date this Fifth Amendment is executed, an amendment fee equal to $500.00, which fee, once paid, shall be fully earned and non-refundable.

     7. Bank's Expenses. In accordance with Section 9.03 of the Credit Agreement, Borrower hereby acknowledges and agrees to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Fifth Amendment, including without limitation reasonable attorneys' fees.



                            [Signature Page Follows]



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     IN WITNESS WHEREOF, this Fifth Amendment has been duly executed under seal by Borrower and Bank as of the day and year first above written.


                                   BORROWER:


                                   CULP, INC.


                                   By: /s/ Kenneth R. Bowling
                                   Name: Kenneth R. Bowling
                                   Title: Vice President-Finance, Treasurer

ATTEST:

/s/ Kathy J. Hardy
Secretary

[Corporate Seal]





                                   BANK:

                                   WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Agent and as Bank


                                   By: /s/ Peter T. Callahan
                                   Name: Peter T. Callahan
                                   Title: Senior Vice President